Exhibit 99.1

PRESS RELEASE	Corporate Headquarters
11150 Santa Monica Boulevard
Suite 1600
Los Angeles, CA 90025
www.cbre.com

FOR IMMEDIATE RELEASE

For further information:
Robert Sulentic	Nick Kormeluk	Steve Iaco
Chief Financial Officer	Investor Relations	Corporate Communications
310.405.8905	949.809.4308	212.984.6535

CB RICHARD ELLIS GROUP, INC. ANNOUNCES

PRELIMINARY SECOND QUARTER 2009 GUIDANCE

Los Angeles, CA – June 10, 2009 — CB Richard Ellis Group, Inc. (NYSE:CBG) today announced that it anticipates diluted earnings per share attributable to its shareholders, excluding one time items, will be in the range of approximately breakeven to $0.07 for the second quarter of 2009. This compares to diluted earnings per share attributable to its shareholders, excluding one time items, of $0.16 per share for the second quarter of 2008.

Since the second quarter of 2009 has not yet been completed, and given the inherent nature of the Company’s sales and lease transaction businesses, which tend to recognize a significant portion of their revenue toward the end of a reporting period, as well as the continuing difficult and uncertain market environment, this forecast is highly preliminary. Accordingly, it is very possible that actual results for the second quarter of 2009 may vary from the forward-looking information contained in this press release.

About CB Richard Ellis

CB Richard Ellis Group, Inc. (NYSE:CBG), a Fortune 500 and S&P 500 company headquartered in Los Angeles, is the world’s largest commercial real estate services firm (in terms of 2008 revenue). The Company has approximately 30,000 employees (excluding affiliates), and serves real estate owners, investors and occupiers through more than 300 offices (excluding affiliates) worldwide. CB Richard Ellis offers strategic advice and execution for property sales and leasing; corporate services; property, facilities and project management; mortgage banking; appraisal and valuation; development services; investment management; and research and consulting.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to our future operations and future financial performance. These forward-looking statements involve known and unknown risks, uncertainties and other factors discussed in CB Richard Ellis Group, Inc.’s filings with the Securities and Exchange Commission (the “SEC”), which may cause the actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this press release. Any forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable securities laws, CB Richard Ellis Group, Inc. expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If CB Richard Ellis Group, Inc. does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. For additional information concerning risks, uncertainties and other factors that may cause actual results to differ from those anticipated in the forward-looking statements, and risks to CB Richard Ellis Group Inc.’s business in general, please refer to its SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.